BlackRock Strategic Dividend Achievers TM Trust

Cusip: 09249Y107

Ticker: BDT

Record Date	December 21, 2010
Pay Date	December 31, 2010
Distribution Amount per share	$0.162500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.075303	46%	$0.075303	46%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%
Return of Capital	$0.087197	54%	$0.087197	54%

Total (per common share)	$0.162500	100%	$0.162500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2010				0.61%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2010				5.82%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2010				0.90%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2010				1.46%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Strategic Dividend AchieversTM Trust

Cusip: 09249Y107

Ticker: BDT

Record Date	March 15, 2011
Pay Date	March 31, 2011
Distribution Amount per share	$0.162500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.064146	39%	$0.114725	35%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%
Return of Capital	$0.098354	61%	$0.210275	65%

Total (per common share)	$0.162500	100%	$0.325000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 28, 2011				1.73%

Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2011				5.42%

Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2011				10.04%

Cumulative fiscal year distributions as a percentage of NAV as of February 28, 2011				1.35%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257